UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): December 19, 2007 (December 14, 2007)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

8550 Mosley Drive	77075-1180
Houston, Texas
(Address of Principal	(Zip Code)
Executive Offices)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.
On December 14, 2007, Powell Industries, Inc., a Delaware corporation (the “Company”), entered into the Sixth Amendment to Credit Agreement (the “Sixth Amendment”), which amended that certain Credit Agreement, dated as of June 29, 2005, as amended, by and among Powell Industries, Inc., as Parent, the subsidiaries of Powell Industries, Inc. identified therein, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto (the “Credit Agreement”). The Sixth Amendment increased the Company’s borrowing base available in the United States (the “US Revolver”) from $42.0 million to $58.5 million and extended the maturity date of the Credit Agreement from December 31, 2010 to December 31, 2011. There were no changes in the affirmative or negative covenants.
The description of the Sixth Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Sixth Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.
If an event of default occurs and is continuing, on the terms and subject to the conditions set forth in the Credit Agreement, as amended, amounts outstanding under the Credit Agreement, as amended, may be accelerated and may become or be declared immediately due and payable.
Item 9.01 – Exhibits
(d) Exhibits:

Exhibit
Number	Description
10.1	Sixth Amendment to Credit Agreement, dated as of December 14, 2007, among Powell Industries, Inc., as Parent, the subsidiaries of Powell Industries, Inc. identified therein, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: December 19, 2007	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer

Exhibit Index

Exhibit
Number	Description
10.1	Sixth Amendment to Credit Agreement, dated as of December 14, 2007, among Powell Industries, Inc., as Parent, the subsidiaries of Powell Industries, Inc. identified therein, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto.